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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Romac International, Inc. ("Romac") of our report dated February 25, 1998, appearing in Romac's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report dated February 25, 1998 on the Financial Statement Schedules listed in
Item 14(a) of this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ Price Waterhouse LLP
-------------------------------

Price Waterhouse LLP
Tampa, Florida
March 18, 1998



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Source Services Corporation ("Source") of our report dated February 6, 1998, appearing in Source's Annual Report on Form 10-K for the year ended December 28, 1997. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ Price Waterhouse LLP
-------------------------------

Price Waterhouse LLP
Dallas, Texas
March 18, 1998